EX-99.1

Newpoint Financial Corp.

MINUTES OF THE SPECIAL MEETING OF DIRECTORS

Pursuant to Notice the Special Meeting of Directors was called to discuss the appointment of the Companies new Chief Executive Officer.

Directors present: Keith David Beekmeyer, Andrew Malcolm Bye, Gary Charles Shirshac.

Directors absent: None.

The following matters were discussed and acted upon at this meeting: Appointment of the Companies new Chief Executive Officer.

1.	Chief Executive Officer Appointment: The Chairman of the Board announced that the Company will appoint Jirjodhan Dominic Persad as the Companies new Chief Executive Officer effective immediately. After discussion and nominations, upon motion duly made, seconded and unanimously carried, it was confirmed as reflected in the Special Meeting of the Board of Directors.

RESOLVED:

Newpoint Financial Corp will appoint Jirjodhan Dominic Persad as the Companies new Chief Executive Officer effective immediately.

DATED: 2nd August 2021.

Keith Beekmeyer, Chairman of the Board

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